Exhibit 99

KFX INC. COMPLETES FIRST TWO PRODUCTION RUNS
AT 750,000 TPY K-FUEL™ PLANT AND COMMENCES SHIPPING FIRST PRODUCT

DENVER, December 30, 2005 -- KFx Inc. (Amex: KFX) today reported that it has completed its first two production runs at its 750,000 tons per year commercial scale K-Fuel™ plant in Gillette, Wyoming.  Initial production results of approximately 200 tons, utilizing Powder River Basin feedstock coal with less than 8,000 Btu and one processor with operating conditions at design pressure, temperature and time profiles, are indicative of a product consistent with K-Fuel™ specifications.  The resulting coal product specifications were approximately 11,000 Btu, 8-12% moisture and mercury reduction of around 70% from the feedstock coal.  The company has commenced shipping this morning by truck approximately 150 tons of initial product to two customers.  The Company’s initial production will be tested in varied applications for burning characteristics, product handling, transportation and emissions.

“We are extremely pleased with plant operations thus far.  The initial product quality is consistent with K-Fuel™ specifications”, said Ted Venners, Chairman and CTO.  “I want to express my thanks to everyone in our operations team.  They have worked through some challenging situations, including tough weather conditions, to get us to this successful start up.”

“This is an important milestone for KFx marking a significant step toward one of our strategic goals of becoming an energy production company”, commented Mark Sexton, CEO.  “We will utilize the early feedback and data from our tests to fine tune and optimize our process to produce a fully tested K-Fuel™ product as we ramp up production levels.”

Throughout production startup, KFx and Lurgi SA personnel will continue to inspect the processors and all systems as well as make equipment, process, quality control systems and handling controls adjustments as required.  KFx is working to complete its 14,400 ton product silo in order to meet railroad loading requirements, and the company continues to expect to commence loading and shipping unit trains with K-Fuel™ product in the spring of 2006.

Conference Call
KFx will host a conference call Thursday, January 12, 2006 at 2:15 p.m. MST (4:15 p.m. EST) with investors, analysts and other interested parties to discuss initial production results.  Investors can access the conference call via a live webcast on the company’s website, www.kfx.com, or by dialing 1-877-375-2162 - Access code is 6880442 or KFx Inc. Conference Call.  Investors calling from international locations should dial 973-582-2751.

KFx Inc. | 55 Madison Street | Suite 500 | Denver, Colorado 80206 | Tel: (303) 293-2992 | Fax: (303) 293-8430

An on-line archive of the call will be available at www.kfx.com for thirty days.  Additionally, a replay of the call will be available by dialing 877-519-4471 (domestic) or 973-341-3080 (International), passcode 6880442, through January 19, 2006.

About KFx
KFx provides energy, environmental and economic solutions to electricity generating and industrial users of coal boilers.   Through our K-Fuel™ technology, we transform subbituminous coal and lignite into cleaner energy supplies.  Our K-Fuel™ technology uses pressure and heat to physically and chemically transform subbituminous coal and lignite with a low heat value into coal with a higher heat value.  In addition, the process removes certain impurities, including mercury and sulfur and reduces the emissions of nitrous oxides.  We primarily offer this product to coal-fired electric generating units and industrial coal users in the United States and Internationally.

Please visit www.kfx.com for more information.

Forward Looking Statements
Statements in this news release that relate to future plans or projected results of KFx or the Company are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the 'safe harbor' provisions of the PSLRA. The Company's actual results may vary materially from those described in any 'forward-looking statement' due to, among other possible reasons, the realization of any one or more of the risk factors described in the Company's Annual Report on Form 10-K, or in any of its other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

Contact:	KFx Inc., Denver, CO
Analyst Contact: Andreas Vietor, 303-293-2992
or
Brainerd Communicators, Inc.
Media Contact: Brian Schaffer, 212-986-6667

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